PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, shane.glenn@stratasys.com

STRATASYS REPORTS RECORD SECOND QUARTER FINANCIAL RESULTS

Company Raises Fiscal 2012 Revenue and Non-GAAP Earnings Guidance

- - - - -

MINNEAPOLIS, August 1, 2012 – Stratasys, Inc. (NASDAQ: SSYS) today announced record second quarter financial results.

     The company reported record revenue of $49.4 million for the second quarter ended June 30, 2012, a 31% increase from the $37.8 million for the same period last year.

     System shipments totaled 776 units for the second quarter of 2012, compared to 735 units for the same period last year.

     Non-GAAP net income was $7.0 million for the second quarter, or $0.32 per share, representing a 39% increase over the non-GAAP net income of $5.0 million, or $0.23 per share, for the same period last year.

     The company reported net income of $3.0 million for second quarter, or $0.14 per share, compared to net income of $4.0 million, or $0.18 per share, for the same period last year.

     Appropriate reconciliations between GAAP and non-GAAP financial measures are provided in a table at the end of this press release. The table provides itemized detail of the non-GAAP financial measures, including the expenses associated with the company’s current efforts to combine with Objet Ltd.

     The company reported revenue of $94.4 million for the six-month period ended June 30, 2012, a 30% increase from the $72.4 million for the same period last year.

     System shipments totaled 1,598 units for the six-month period of 2012, compared to 1,302 units for the same period last year.

     Non-GAAP net income was $13.1 million for the six-month period, or $0.60 per share, representing a 39% increase over the non-GAAP net income of $9.5 million, or $0.44 per share, for the same period last year.

     The company reported net income of $7.5 million for six-month period, or $0.35 per share, compared to net income of $9.0 million, or $0.41 per share, for the same period last year.

     “Our results represent another impressive quarterly performance driven by the strong positive growth momentum we continue to observe in our systems and consumables revenue,” said Scott Crump, chairman and chief executive officer of Stratasys. “Strong sales of our higher-end Fortus systems helped drive a 33% increase in system revenue during the second quarter, while a 34% increase in consumable revenue resulted from our expanding installed base of systems.”

     “Our Fortus line of 3D production systems continue to be the growth driver within our systems business, driven by their expanding use for direct digital manufacturing (DDM) applications. We believe the evaluation and adoption of our proprietary FDM technology as a viable manufacturing alternative is still in the early stages of development. To further this potential, we were pleased to recently announce a joint initiative with the U.S. Department of Energy (DOE) at Oak Ridge National Laboratory to develop our technology for manufacturing applications.

     “In our low-priced 3D printing offerings, we began shipments of our revolutionary new Mojo 3D printer on schedule during the final days of the second quarter. The new system comes with everything the commercial user needs to begin printing models – all for under $10,000. We believe the Mojo is the ideal product to attract new customers who had previously viewed 3D printing as unaffordable. Initial orders of Mojo have been strong.

     “We believe the Mojo combines nicely with our new channel development strategy aimed at expanding the sales of or our most affordable systems through independent sales agents. We are pleased to report that we have now recruited and trained over 120 sales agents in the U.S. that are focused exclusively on selling our uPrint and Mojo 3D printer lines. In addition, we expect to recruit another 30 agents before the year end.

     “We are making significant progress in preparing for our recently announced plan to combine with Objet Ltd, a privately held global company that manufactures 3D printers for rapid prototyping. We recently completed the organizational structure for the combined company, which has been communicated to all employees, and we are nearing the completion of an integration plan that we will initiate upon the closing of the transaction. Externally, we have received Hart-Scott-Rodino anti-trust approval in the U.S., and have filed preliminary proxy materials with the Securities and Exchange Commission. We continue to target a third quarter closing of the transaction.

     “Objet’s complementary portfolio of products will allow the combined company to offer customers a broad array of innovative 3D printing and direct digital manufacturing solutions from a single destination. In addition, our combined sales and marketing organization will be impressive, providing for market expansion and cross-selling opportunities for the combined product portfolio. We are excited about the potential of the combined company, and we now expect the transaction will be accretive to non-GAAP earnings per share immediately after closing.

     “We are pleased with our second quarter performance, and we are very excited about the future. The interest in our industry and the potential of our innovative new products seems to be growing daily. We believe the combination of Stratasys and Objet will further leverage this potential by establishing a premier portfolio of products that can help our customers revolutionize the way new products are designed and manufactured. We look forward to leading this revolution,” Crump concluded.

     Stratasys revised its financial guidance for the fiscal year ending December 31, 2012:

  Revenue guidance of $193 million to $198 million, versus previous guidance of $183 million to $193 million.

  Non-GAAP earnings guidance of $1.31 to $1.38 per share, versus previous guidance of $1.29 to $1.38 per share.

  GAAP earnings guidance of $0.83 to $0.98 per share, versus previous GAAP guidance of $0.97 to $1.13 per share.

     GAAP earnings guidance includes the estimated impact of Objet Ltd. transaction-related expenses. Financial guidance does not reflect the potential combined performance of Stratasys, Inc. and Objet Ltd., nor does it include the estimated incremental transaction-related costs that would be incurred upon closing of the Objet transaction. In addition to excluding the impact of expenses associated with the proposed combination with Objet Ltd., non-GAAP earnings guidance excludes the impact of stock-based compensation expense and the amortization expense of acquired Solidscape intangibles.

     Stratasys plans to hold a conference call to discuss its second quarter financial results on Wednesday, August 1, 2012 at 8:30 a.m. (ET).

     The investor conference call will be available via live webcast on the Stratasys Web site at www.stratasys.com under the "Investors" tab; or directly at the following web address: http://www.media-server.com/m/p/33ip97vj.

     To participate by telephone, the domestic dial-in number is 888-268-4176, and the international dial-in is 617-597-5493. The access code is 33036697. Investors are advised to dial into the call at least ten minutes prior to the call to register.

     The webcast will be available for 90 days on the "Investors" page of the Stratasys Web site or by accessing the provided web address.

(Financial tables follow)

Cautionary Statement Regarding Forward-Looking Statements

All statements herein that are not historical facts or that include such words as “expects,” “anticipates,” “projects,” “estimates,” “vision,” “could,” “potential,” “plan”, “intends”, “desires”, “assume” or “believes” or similar words constitute forward-looking statements covered by the safe harbor protection of the Private Securities Litigation Reform Act of 1995. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. These include statements regarding the expected timing and ultimate closing of the merger with Objet, as well as the financial and operating results of the combined company after, and the anticipated benefits of, the merger; the size of the 3D printing market; our objectives for the marketing and sale of our Dimension® , uPrint® and Mojo® 3D Printers; our support removal systems; and our Fortus® 3D Production Systems, particularly for use in direct digital manufacturing (DDM); the demand for our proprietary consumables; the expansion of our paid parts service; and our beliefs with respect to the growth in the demand for our products. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. Risks and uncertainties that may affect our business include our ability to penetrate the 3D printing market; our ability to achieve the growth rates experienced in preceding quarters; our ability to introduce, produce and market consumable materials, and the market acceptance of these materials; the impact of competitive products and pricing; our timely development of new products and materials and market acceptance of those products and materials; the success of our recent R&D initiative to expand the DDM capabilities of our core FDM technology; the success of our RedEye On Demand™ and other paid parts services; our ability to obtain the necessary approvals, including the affirmative vote of the Stratasys stockholders, and to satisfy the necessary closing conditions in order to successfully close the proposed merger with Objet; our ability to successfully integrate and market the combined company’s products; the combined company’s ability to achieve the expected revenue targets, the combined company’s ability to attract and retain management; and the combined company’s ability to protect and defend intellectual property. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. In addition to the statements described above, such forward-looking statements are subject to the risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Non-GAAP Discussion

The information discussed within this release includes financial results and projections that are in accordance with accounting principles generally accepted in the United States (GAAP). In addition, certain non-GAAP financial measures have been provided that exclude certain charges, expenses and income. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company’s core business operations and to compare the company’s performance with prior periods. The non-GAAP financial measures primarily identify and exclude certain discrete items, such as Objet transaction-related expenses, amortization expenses and expenses associated with stock-based compensation required under ASC 718. The company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is available on the Stratasys web site at www.stratasys.com

Additional information on the Mojo and 3Z PRO 3D printers can be accessed at
www.mojo3dprinting.com; http://www.mojo3dprinting.com/printers/videos.aspx.; and
http://www.solid-scape.com/news/press-releases/new-3d-printing-system-solidscape.

Important Information for Investors and Shareholders

In connection with the proposed combination of Objet and Stratasys pursuant to an Agreement and Plan of Merger (the “Merger”), Objet has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, which includes a proxy statement of Stratasys and a prospectus of Objet, as well as other relevant materials in connection with the proposed transaction. Stratasys concurrently filed the same proxy statement/prospectus with the SEC and will mail it to Stratasys shareholders for purposes of soliciting proxies for voting in favor of the Merger at a special meeting of Stratasys stockholders called for the purpose of approving the Merger Agreement and the Merger. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIALS, BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT STRATASYS, OBJET AND THE PROPOSED TRANSACTION. The proxy statement/prospectus and other relevant materials and any other related documents filed with the SEC may be obtained free of charge on the SEC’s website at www.sec.gov or via the Stratasys website at www.stratasys.com. Stockholders may also obtain a copy of the SEC filings free of charge upon written request to Stratasys, Attention: Shane Glenn, Director of Investor Relations, 7665 Commerce Way, Eden Prairie, Minnesota 55344.

Stratasys’ executive officers and directors may be deemed to be participants in the solicitation of proxies from the Stratasys stockholders in connection with the Merger. Information about Stratasys’ executive officers and directors and their ownership of Stratasys common stock is set forth in the proxy statement/prospectus, filed with the SEC on June 8, 2012, and amended on July 12, 2012, and will be set forth in other relevant materials to be filed with the SEC including the definitive proxy statement.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Stratasys

Stratasys Inc., Minneapolis, is a maker of additive manufacturing machines for prototyping and producing plastic parts. The company markets under the brands Mojo, uPrint and Dimension 3D Printers and Fortus Production 3D Printers. The company also operates RedEye On Demand, a digital-manufacturing service for prototypes and production parts. In 2011 Stratasys acquired 3D printer maker Solidscape Inc. According to Wohlers Report 2012, Stratasys had a 41.5 percent market share in 2011, and has been the unit market leader for the tenth consecutive year. Stratasys patented and owns the Fused Deposition Modeling (FDM®) process. The process creates functional prototypes and manufactured goods directly from any 3D CAD program, using high-performance industrial thermoplastics. The company holds 380 granted or pending additive manufacturing patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, business and industrial equipment, education, architecture, and consumer-product industries. Online at: www.Stratasys.com

Stratasys, Fortus, Dimension, and uPrint are registered trademarks, and Mojo is a trademark, of Stratasys Inc.

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales
Products	$41,443,572	$30,664,384	$78,987,247	$58,760,588
Services	7,961,855	7,126,422	15,382,282	13,608,346
	49,405,427	37,790,806	94,369,529	72,368,934

Cost of sales
Products	18,650,930	14,982,787	36,286,970	28,468,051
Services	4,595,285	3,072,613	8,967,050	5,915,025
	23,246,215	18,055,400	45,254,020	34,383,076

Gross profit	26,159,212	19,735,406	49,115,509	37,985,858

Operating expenses
Research and development	4,157,088	3,725,817	8,509,248	7,073,910
Selling, general and administrative	16,209,680	9,918,643	27,584,472	18,654,882
	20,366,768	13,644,460	36,093,720	25,728,792

Operating income	5,792,444	6,090,946	13,021,789	12,257,066

Other income (expense)
Interest income, net	192,622	216,599	443,048	422,380
Foreign currency transaction losses, net	(140,218)	(80,868)	(192,555)	(211,983)
Other, net	6,630	112,671	102,901	1,509,285
	59,034	248,402	353,394	1,719,682

Income before income taxes	5,851,478	6,339,348	13,375,183	13,976,748

Income tax expense	2,833,852	2,345,699	5,835,222	4,993,604

Net income	$3,017,626	$3,993,649	$7,539,961	$8,983,144

Earnings per common share
Basic	$0.14	$0.19	$0.35	$0.43
Diluted	$0.14	$0.18	$0.35	$0.41

Weighted average number of common
shares outstanding
Basic	21,312,471	21,145,458	21,289,002	21,078,045
Diluted	21,834,318	21,789,520	21,799,629	21,718,985

Note: Certain reclassifications have been made to prior period balances to conform to current period presentation.

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2012	2011
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$26,968,072	$20,092,200
Short-term investments - held to maturity	24,191,472	14,602,408
Accounts receivable, less allowance for doubtful
accounts of $1,145,000 at June 30, 2012
and $1,089,000 at December 31, 2011	33,484,094	26,230,289
Inventories	22,524,798	22,771,460
Net investment in sales-type leases, less allowance
for doubtful accounts of $214,000 at June 30,
2012 and $230,000 at December 31, 2011	4,747,067	3,295,039
Prepaid expenses and other current assets	2,118,213	3,259,012
Deferred income taxes	2,973,000	2,973,000
Total current assets	117,006,716	93,223,408

Property and equipment, net	44,986,430	39,669,433

Other assets
Goodwill	25,375,310	25,393,967
Other Intangible assets, net	24,618,244	25,295,032
Net investment in sales-type leases	5,265,356	5,494,753
Long-term investments - held to maturity	22,257,058	32,581,472
Other non-current assets	288,049	112,300
Total other assets	77,804,017	88,877,524

Total assets	$239,797,163	$221,770,365

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$26,592,399	$19,368,197
Unearned revenues	9,762,390	9,768,610
Total current liabilities	36,354,789	29,136,807

Non-current liabilities
Deferred tax liabilities	6,760,000	6,760,000
Unearned revenues - long-term	2,656,403	2,562,195

Total liabilities	45,771,192	38,459,002

Commitments and contingencies

Stockholders' equity
Common stock, $.01 par value, authorized 30,000,000
shares; 27,025,441 and 26,933,301 issued at June 30,
2012 and December 31, 2011, respectively	270,254	269,333
Additional paid-in capital	121,330,824	118,134,006
Retained earnings	111,551,819	104,011,848
Accumulated other comprehensive loss	(122,501)	(99,399)
Treasury stock at cost, 5,687,631 shares at June 30,
2012 and December 31, 2011	(39,004,425)	(39,004,425)
Total stockholders' equity	194,025,971	183,311,363

Total liabilities and stockholders' equity	$239,797,163	$221,770,365

Note: Certain reclassifications have been made to prior period balances to conform to current period presentation.

STRATASYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Three Months Ended June 30, 2012				Three Months Ended June 30, 2011
	As Reported			Non-GAAP	As Reported			Non-GAAP
	(unaudited)	Adjustments		(unaudited)	(unaudited)	Adjustments		(unaudited)
Net sales
Products	$41,443,572	$-		$41,443,572	$30,664,384	$-		$30,664,384
Services	7,961,855	-		7,961,855	7,126,422	-		7,126,422
	49,405,427	-		49,405,427	37,790,806	-		37,790,806

Cost of sales
Products	18,650,930	(436,012)	(a)	18,214,918	14,982,787	(561,094)	(d)	14,421,693
Services	4,595,285	-		4,595,285	3,072,613	-		3,072,613
	23,246,215	(436,012)		22,810,203	18,055,400	(561,094)		17,494,306

Gross profit	26,159,212	436,012		26,595,224	19,735,406	561,094		20,296,500

Operating expenses
Research and development	4,157,088	-		4,157,088	3,725,817	-		3,725,817
Selling, general and administrative	16,209,680	(4,268,545)	(b)	11,941,135	9,918,643	(938,930)	(e)	8,979,713
	20,366,768	(4,268,545)		16,098,223	13,644,460	(938,930)		12,705,530

Operating income	5,792,444	4,704,557		10,497,001	6,090,946	1,500,024		7,590,970

Other income (expense)
Interest income, net	192,622	-		192,622	216,599	-		216,599
Foreign currency transaction losses, net	(140,218)	-		(140,218)	(80,868)	-		(80,868)
Other, net	6,630	-		6,630	112,671	-		112,671
	59,034	-		59,034	248,402	-		248,402

Income before income taxes	5,851,478	4,704,557		10,556,035	6,339,348	1,500,024		7,839,372

Income tax expense	2,833,852	719,140	(c)	3,552,992	2,345,699	448,360	(c)	2,794,059

Net income	$3,017,626	$3,985,417		$7,003,043	$3,993,649	$1,051,664		$5,045,313

Earnings per common share
Basic	$0.14	$0.19		$0.33	$0.19	$0.05		$0.24
Diluted	$0.14	$0.18		$0.32	$0.18	$0.05		$0.23

Weighted average number of common
shares outstanding
Basic	21,312,471			21,312,471	21,145,458			21,145,458
Diluted	21,834,318			21,834,318	21,789,520			21,789,520

These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results adjusted for the non-GAAP items described below provides meaningful supplemental information to both management and investors.

(a) Represents amortization expense related to acquired Solidscape, Inc. intangible assets.
(b) Represents non-cash stock-based compensation expense of $632,410, amortization expense of $133,333 related to acquired Solidscape, Inc. intangible assets and expense of $3,502,802 associated with the Company's current efforts to combine with Objet Ltd.
(c) Represents the tax benefit related to non-GAAP adjustments.
(d) Represents the revaluation of Solidscape, Inc. inventory at the time of acquisition.
(e) Represents non-cash stock-based compensation expense of $323,598 and expense of $615,332 for the acquisition of Solidscape, Inc. during the second quarter of 2011.

The Company considers these non-GAAP measures to be indicative of its core operating results and facilitates a comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes, however these measures should not be viewed as a substitute for the

STRATASYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Six Months Ended June 30, 2012				Six Months Ended June 30, 2011
	As Reported			Non-GAAP	As Reported			Non-GAAP
	(unaudited)	Adjustments		(unaudited)	(unaudited)	Adjustments		(unaudited)
Net sales
Products	$78,987,247	$-		$78,987,247	$58,760,588	$-		$58,760,588
Services	15,382,282	-		15,382,282	13,608,346	-		13,608,346
	94,369,529	-		94,369,529	72,368,934	-		72,368,934

Cost of sales
Products	36,286,970	(872,024)	(a)	35,414,946	28,468,051	(561,094)	(d)	27,906,957
Services	8,967,050	-		8,967,050	5,915,025	-		5,915,025
	45,254,020	(872,024)		44,381,996	34,383,076	(561,094)		33,821,982

Gross profit	49,115,509	872,024		49,987,533	37,985,858	561,094		38,546,952

Operating expenses
Research and development	8,509,248	-		8,509,248	7,073,910	-		7,073,910
Selling, general and administrative	27,584,472	(5,863,547)	(b)	21,720,925	18,654,882	(1,262,528)	(e)	17,392,354
	36,093,720	(5,863,547)		30,230,173	25,728,792	(1,262,528)		24,466,264

Operating income	13,021,789	6,735,571		19,757,360	12,257,066	1,823,622		14,080,688

Other income (expense)
Interest income, net	443,048	-		443,048	422,380	-		422,380
Foreign currency transaction losses, net	(192,555)	-		(192,555)	(211,983)	-		(211,983)
Other, net	102,901	-		102,901	1,509,285	(1,204,408)	(f)	304,877
	353,394	-		353,394	1,719,682	(1,204,408)		515,274

Income before income taxes	13,375,183	6,735,571		20,110,754	13,976,748	619,214		14,595,962

Income tax expense	5,835,222	1,136,310	(c)	6,971,532	4,993,604	118,163	(c)	5,111,767

Net income	$7,539,961	$5,599,261		$13,139,222	$8,983,144	$501,051		$9,484,195

Earnings per common share
Basic	$0.35	$0.26		$0.62	$0.43	$0.02		$0.45
Diluted	$0.35	$0.26		$0.60	$0.41	$0.02		$0.44

Weighted average number of common
shares outstanding
Basic	21,289,002			21,289,002	21,078,045			21,078,045
Diluted	21,799,629			21,799,629	21,718,985			21,718,985

These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results adjusted for the non-GAAP items described below provides meaningful supplemental information to both management and investors.

(a) Represents amortization expense related to acquired Solidscape, Inc. intangible assets.
(b) Represents non-cash stock-based compensation expense of $1,113,049, amortization expense of $266,666 related to acquired Solidscape, Inc. intangible assets and expense of $4,483,832 associated with the Company's current efforts to combine with Objet Ltd.
(c) Represents the tax benefit (expense) related to non-GAAP adjustments.
(d) Represents the revaluation of Solidscape, Inc. inventory at the time of acquisition.
(e) Represents non-cash stock-based compensation expense of $647,196 and expense of $615,332 for the acquisition of Solidscape, Inc. during the second quarter of 2011.
(f) Represents gain on sale of an equity investment during the first quarter of 2011.

The Company considers these non-GAAP measures to be indicative of its core operating results and facilitates a comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes, however these measures should not be viewed as a substitute for the

STRATASYS, INC. AND SUBSIDIARIES

FISCAL YEAR 2012
RECONCILIATION OF NON-GAAP TO GAAP FORWARD LOOKING GUIDANCE

Earnings Per Diluted Share Range
U.S. GAAP measure	$0.83 to $0.98

Adjustments
Stock-based compensation expense	$0.04 to $0.08
Solidscape, Inc. intangible amortization expense	$0.07
Objet-related transaction expense	$0.29 to $0.33

Non-GAAP estimate	$1.31 to $1.38

Forward looking guidance does not reflect the potential combined performance of Stratasys, Inc. and Objet Ltd, nor does it include the estimated costs that would be incurred upon closing the transaction.